Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Nutracea and subsidiaries
El Dorado Hills, California

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 our report dated March 15, 2006 relating to the financial statements as of December 31, 2005 and the two years then ended, included herein. We also consent to the reference to us under the heading "Experts" in this registration statement.

/s/ Malone & Bailey, PC

Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

April 10, 2006